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                                                                   Exhibit 10.1

                           SELECT ENERGY, INC. AND NGC
                       POWER PURCHASE AND SALES AGREEMENT


         This Power Purchase and Sales Agreement ("Agreement") is made and entered into as of this 27th day of December, 1999, by and between Select Energy, Inc. a Connecticut corporation with a principal place of business at 107 Selden Street, Berlin, Connecticut 06037 (hereinafter "Select" or "Buyer"), and Northeast Generation Company, a Connecticut corporation with a principal place of business at 107 Selden Street, Berlin, Connecticut 06037 (hereinafter "NGC" or "Seller"). Select and NGC are hereinafter referred to singularly as "Party" and collectively as "Parties" for purposes of this Agreement.

                                   WITNESSETH:

         WHEREAS, NGC and Select are wholly-owned subsidiaries of NU Enterprises, Inc., which in turn is a wholly-owned subsidiary of Northeast Utilities; and

         WHEREAS, as a result of electric utility restructuring legislation in Connecticut and Massachusetts, Northeast Utilities' electric operating subsidiaries The Connecticut Light and Power Company, a Connecticut corporation ("CL&P") and Western Massachusetts Electric Company, a Massachusetts corporation ("WMECO") conducted an auction of certain electric generating fossil and hydro assets; and

         WHEREAS, as a result of the auction of those assets, and subject to regulatory approval and the other conditions precedent set forth in the two Purchase and Sale Agreements dated July 2, 1999 between NGC and CL&P


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and WMECO, respectively, NGC will be acquiring, the CL&P and WMECO hydroelectric facilities and a fossil electric generating facility located in Massachusetts and Connecticut more particularly described herein (together, the "Facilities"); and

         WHEREAS, Select and NGC are parties to the New England Power Pool ("NEPOOL") Agreement, dated as of September 1, 1971, as amended, and pursuant such amended Agreement, the ISO-NE provides dispatching services for the Facilities; and

         WHEREAS, the Parties desire to provide in this Agreement the terms and conditions pursuant to which NGC will sell to Select, and Select will purchase from NGC the capacity, associated energy output and ancillary services of the Facilities.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereto agree as follows:

                                   ARTICLE ONE
                               GENERAL DEFINITIONS

1.1 DEFINITIONS. In addition to terms defined hereunder or elsewhere in this Agreement, any term used in this Agreement and not defined herein, shall have the meaning as stated in the NEPOOL Agreement or the NEPOOL Standards, as appropriate.

"AFFILIATE" means, with respect to any entity, any other entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the


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outstanding capital stock or other equity interests having ordinary voting power.

"ANCILLARY SERVICES" means 10-Minute Spinning Reserve ("TMSR"), 10-Minute Non-Spinning Reserve" ("TMNSR"), 30-Minute Operating Reserves ("TMOR"), and Automatic Generation Control ("AGC"), all having the meanings as defined in the NEPOOL Agreement.

"BANKRUPT" means with respect to a Party, such Party (i) files a petition or otherwise commences a proceeding under any bankruptcy, insolvency, reorganization or similar law, or has any such petition filed or commenced against it, (ii) makes an assignment or any general arrangement (other than an assignment undertaken in connection with a financing) for the benefit of creditors, (iii) otherwise becomes bankrupt or insolvent (however evidenced),
(iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets, or (v) is generally unable to pay its debts as they fall due.

"BUSINESS DAY" means any day except Saturday, Sunday, a Federal Reserve Bank holiday or a holiday according to the North American Electric Reliability Council or any successor organization thereto; and a Business Day shall open at 8:00 a.m. and close at 5:00 p.m. Eastern Standard (or Daylight) time.

"BUYER'S ENTITLEMENT" shall mean one hundred percent (100%) of the Seasonal Claimed Capability or its equivalent, Operable Capability, Energy, and Ancillary Services associated with the Facilities, and the use of the pondage associated with the Northfield Facility and Rocky River Facility.


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"DELIVERY PERIOD" means the period of time from the date physical delivery of the Products is to commence to the date physical delivery is to terminate under the Agreement.

"DELIVERY POINT(S)" means the point(s) at which the Product will be delivered and received, as more particularly described in Schedule 1 hereto.

"ENERGY" means electric energy in the form of merchantable electricity expressed in megawatt hours and shall be three-phase, 60-cycle alternating current as delivered to the Delivery Point(s) and metered at the Metering Point(s).

"FACILITIES" shall mean the hydro-electric generating units and associated ponds, and the fossil electric generating unit, as more particularly described in Schedule 1 attached to this Agreement, which Schedule is incorporated in this Agreement as if set forth herein. Each unit may be referred to herein individually as a "Facility," or more particularly described as the "_____ Facility."

"FERC" means the Federal Energy Regulatory Commission or any successor government agency.

"GOOD UTILITY PRACTICE" shall mean any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at the lowest reasonable cost consistent with full compliance with applicable laws and regulations, good business practices, reliability, safety, environmental protection, and expedition. Good Utility Practice is not intended to be the optimum practice, method, or act, but rather to be a


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spectrum of acceptable practices, methods, or acts generally accepted in the industry in the United States.

"INTEREST RATE" means, for any date, the lesser of (a) two (2) percent over the per annum rate of interest equal to the prime lending rate as may from time to time be published in the WALL STREET JOURNAL under "Money Rates" (or if not published on such day on the most recent preceding day when published) and (b) the maximum rate permitted by applicable law.

"INCENTIVE PAYMENT" means that additional payment or credit made by the Parties in consideration for certain performance of the Facilities, as further described in Section 5.11 herein.

"ISO-NE" means the ISO - New England Inc., or its successor in interest.

"LEAD PARTICIPANT" shall have the meaning as stated in the NEPOOL Market Rules.

"METERING POINT(S)" means those points on the busbars of the Facilities as agreed to by the Operating Committee established per Article 14.

"NEPOOL" means the New England Power Pool, or its successor in interest.

"NEPOOL AGREEMENT" means the Restated NEPOOL Agreement, dated as of December 1, 1996 as it may have been or hereafter be amended from time to time.

"NEPOOL STANDARDS" means all Criteria, Rules, Standards, NEPOOL Automated Billing System Procedures, NEPOOL Operating Procedures and NEPOOL Market Rules issued or adopted by NEPOOL, ISO-NE and their satellite agencies, or their successors, as amended from time to time.


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"NU GUARANTY" shall mean the guaranty by Northeast Utilities of Select's obligations hereunder in a form and substance substantially satisfactory to Seller.

"NORTHFIELD FACILITY" means the 1,120 MW pumped storage hydroelectric project, located in the towns of Northfield, Erving, Montague, and Gill, Massachusetts, Hinsdale, New Hampshire, and Vernon, Vermont on the east side of the Connecticut River, and comprised of an underground powerhouse, a man-made upper reservoir, the Turners Falls Pond of the Connecticut River serving as the lower reservoir, and an underground penstock, draft tube, and tailrace tunnel connecting the upper and lower reservoirs.

"OPERATING AGENT" shall mean the corporate entity (which may or may not be an affiliate of the Seller), if any, with which NGC has designated to and contracted with to manage, operate and maintain the Facilities. The term "Seller" as used herein shall also mean Operating Agent where the Seller has assigned the specified responsibility and duty to the Operating Agent.

"OPERABLE CAPABILITY" shall have the meaning as stated in the NEPOOL Agreement.

"PARTICIPANT" shall have the meaning as stated in the NEPOOL Agreement.

"PRICE" means the price to be paid by Buyer to Seller for the purchase of the Product.

"PRODUCT" means the Seasonal Claimed Capability, Operable Capability, Energy and Ancillary Services bought and sold pursuant to this Agreement.


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"PUMPING COSTS" shall mean all costs (including any transmission costs to the
Delivery Point(s) and energy costs, demand, capacity or reservation charges, taxes or hydraulic losses) required to pump water from the ponds associated with the Northfield Facility and the Rocky River Facility.

"QUANTITY" means that quantity of the Product that Seller agrees to make available or sell and deliver, or cause to be delivered, to Buyer, and that Buyer agrees to purchase and receive, or cause to be received, from Seller pursuant to the terms of this Agreement.

"ROCKY RIVER FACILITY" means the approximately 30 MW pumped storage hydroelectric project in New Milford, Connecticut, consisting of an upper reservoir known as Candlewood Lake, with one dam and five dikes, an intake canal and intake structure, a penstock that leads to a powerhouse containing one turbine generator and two reversible pump/turbines.

"SCHEDULE" OR "SCHEDULING" means the acts of Seller, Buyer and/or their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity and type of Product to be delivered on any given day or days during the Delivery Period at a specified Delivery Point.

"SEASONAL CLAIMED CAPABILITY" of the Facilities shall have the meaning as set forth in the NEPOOL Standards.

"STATION SERVICE" means Generator Load Asset Service, or such other equivalent service as is required under NEPOOL Rules or under CL&P's or WMECO's applicable retail tariffs to provide a Facility with electric power service.


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"TRANSMISSION PROVIDER" means the entity or entities transmitting or transporting the Product on behalf of Seller or Buyer to or from the Delivery Point(s).

"TUNNEL JET FACILITY" means the approximately 20 MW internal combustion unit located at the Tunnel hydroelectric station in Preston, Connecticut, and including the gas turbine enclosure building, a gas turbine control building and an above ground fuel oil storage tank.

1.2      INTERPRETATION

AMENDMENTS INCLUDED. Reference to, and the definition of, any document (including this Agreement) shall be deemed a reference to such document as it may be amended, amended and restated, supplemented or modified from time to time.

SUCCESSORS INCLUDED. Reference to any individual, corporation or other entity shall be deemed a reference to such individual, corporation or other entity, together with its successors and permitted assigns from time to time.

ARTICLES, SECTION, OR SCHEDULES. Unless otherwise specified, all references to an "Article," "Section," or "Schedule" are to an Article or Section hereof or to a Schedule attached hereto.

NUMBER.  Defined terms in the singular shall include the plural and vice versa.

WHOLE AGREEMENT. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


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HEADINGS. The headings in this Agreement are for the purpose of reference only and do not limit or affect its meaning.

TERMS OF INCLUSION. Whenever the words "include," "includes" or "including" are used in this Agreement, they are not limiting and have the meaning as if followed by the words "without limitation."

                                   ARTICLE TWO
                         TERM, SECURITY AND TERMINATION

2.1 EFFECTIVE DATE. This Agreement shall be effective upon the later to occur of the date that the Parties execute the Agreement or the date that FERC allows this Agreement to become effective. The Parties shall use best efforts to acquire FERC's allowance of this Agreement to become effective, and failing receipt of such allowance by June 30, 2000, this Agreement may be terminated by either Party by delivery of written notice of such termination to the other Party, without further obligation hereunder.

2.2 INITIAL PERIOD. The term of the Delivery Period under this Agreement shall commence on the date that Seller first obtains ownership of any portion or all of the Facilities, and shall remain in effect through December 31, 2005, ("Initial Period"), at which time this Agreement shall terminate thereafter unless it is extended ("Renewal Period") by the Parties by written agreement prior to December 31, 2004 in accordance with Section 2.3. Notwithstanding the foregoing, the Parties' obligations under this Agreement with respect to a particular Facility shall not commence until the date that Seller obtains an ownership interest in that Facility, and then shall apply only to the extent of such ownership interest. The Initial Period and any Renewal Periods shall be known as the "Term."


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2.3.     RENEWAL PERIOD. No later than twelve (12) months prior to the end of the Initial Period, the Parties agree to negotiate in good faith the appropriate terms and conditions for the Renewal Period. If the Parties fail to reach written agreement on such terms, this Agreement shall terminate at the end of the Initial Period with no further obligation of either Party beyond those surviving this Agreement.

2.4 MATERIAL CHANGES. In the event that FERC or other regulatory agency with jurisdiction over this Agreement make substantial changes or modifications to any of the terms contained herein, the Parties shall cooperate to make such changes as will keep the Parties on substantially the same terms as contained herein. If the Parties, acting in good faith, cannot reach agreement within thirty days of said changes or modifications, either Party may terminate this Agreement, without further obligation, upon three (3) Business Days prior written notice.

2.5 TERMINATION RIGHTS. Termination by either Party in accordance with the terms of this Agreement shall not affect or excuse the performance of either Party under any provision of this Agreement that by its terms survives any such termination, including, but not limited to billings, and indemnification and liability.

                                  ARTICLE THREE
                          PURCHASE AND SALE OBLIGATIONS

3.1 SELLER AND BUYER'S OBLIGATIONS. During the Term of the Delivery Period, and subject to the terms and conditions of this Agreement, Seller shall produce, sell and deliver, or cause to be delivered to the Delivery Point(s), and Buyer shall purchase and receive, or cause to be received, at the Delivery Point(s), Buyer's Entitlement to all the Products available from each


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of the Facilities at the Prices stated herein on Schedule 1 and pursuant to the payment schedule set forth on Schedule 2. In addition to the Prices, Buyer shall pay Seller, or be credited by Seller, an annual Incentive Payment as further described in Section 5.11 herein, and Buyer shall reimburse Seller for Station Service charges incurred by the Facilities.

3.2 INTEREST IN FACILITIES. This Agreement shall not be interpreted to give Buyer any interest in other generating units or facilities at the Facilities (whether such units or facilities are presently installed or are installed at some future date), or any rights with respect to the Facilities, or its site, other than those expressly provided herein.

3.3 CAPABILITY AUDITS. Seller shall perform capability audits of the Facilities and submit the results of such audits to the ISO-NE in accordance with the NEPOOL procedures in effect from time to time. In the event that any capability audit results in a change in the Seasonal Claimed Capability (or its equivalent) of a Facility, Buyer shall be promptly advised by Seller of the change, and such changed Capability shall apply to the extent appropriate; provided, however, any such change shall not affect Buyer's Entitlement, as defined herein.

3.4 POINTS OF DELIVERY. Seller shall deliver Products from the Facilities, as scheduled for dispatch by Buyer in accordance with Section 4.2 of this Agreement, at the Delivery Point(s) for each such Facility. Title to, and risk of loss for, the Products shall pass from Seller to Buyer at the Delivery Point(s).

3.5 TRANSMISSION. Seller shall be responsible for arranging and paying the costs of transmission and delivery of the Products to the Delivery Point(s), and the Buyer shall be responsible for arranging and paying for all such costs incurred at and after the Delivery Point(s).


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3.6      TAXES. The charges set forth in this Agreement are inclusive of all taxes applicable to the sale of the Products hereunder. After the effective date of this Agreement, if Seller is required by law or regulation to remit or pay a sales tax, a value-added tax, or similar tax, Buyer shall promptly reimburse Seller for such taxes.

                                  ARTICLE FOUR
                             DISPATCH AND SCHEDULING

4.1 DISPATCH. Subject to Good Utility Practice, Buyer shall have the sole discretion to request commitment and dispatch of the Products from each Facility, up to the appropriate Seasonal Claimed Capability (or its equivalent) available from the Facilities at the time.

4.2 BIDDING AND SCHEDULING AUTHORITY. Seller shall designate Buyer as Lead Participant for the Facilities with the ISO-NE during the term of this Agreement. Buyer shall have sole right and responsibility for bidding and scheduling of the Facilities of the Buyer's Entitlement with the ISO-NE in accordance with the NEPOOL Agreement. Buyer shall communicate to Seller all scheduling and bidding information in a manner consistent with the timing requirements of the ISO-NE and NEPOOL. Seller shall provide such support, as may be reasonably requested by Buyer, in order to enable Buyer to perform such obligations. All bidding and scheduling set by the Buyer shall be based operating parameters set by Seller in accordance with the operation and maintenance of the Facility as specified herein. Upon termination of this Agreement in accordance with its terms, Seller shall promptly notify the ISO-NE of the appropriate Lead Participant for the Facilities.


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4.3.     BENEFITS AND LIABILITIES OF NEPOOL OBLIGATIONS. Buyer shall be entitled to all NEPOOL-related benefits from, and shall bear all NEPOOL-related obligations and liabilities associated with, the dispatch of the Facilities, including but not limited to: negative bidding and self-scheduling the Facilities; administrative actions taken by ISO-NE to adjust clearing prices, including but not limited to actions taken by ISO-NE to address market power issues, uplift payments or charges; transmission congestion costs from the Delivery Point(s); lost opportunity payments; any emergency corrective action taken by ISO-NE to correct market design flaws and to address system emergencies; reconstituted clearing prices pricing during software/hardware failures; and impacts on Energy clearing prices in situations where emergency power must be purchased from neighboring control areas. Notwithstanding the foregoing, Buyer's benefits and liabilities shall exclude those obligations and liabilities that have been specifically undertaken by Seller (whether or not assigned by Seller to its Operating Agent) for compliance with NEPOOL's operational rules and requirements.

4.4 EMERGENCY CURTAILMENT. Seller may curtail, reduce or interrupt its sale and delivery to Buyer of all or a portion of Buyer's Entitlement from any Facility whenever: (a) continued operation of such Facility would result in damage to the Facility or to a transmission system or distribution system with which the Facility is directly interconnected; or (b) if a transmission or distribution system with which the Facility is directly interconnected experiences an emergency, as designated by the affected utility; or (c) whenever it is necessary to aid in the restoration of service on a system with which the Facility is directly or indirectly interconnected; or (d) whenever requested by ISO-NE or a governmental authority with applicable jurisdiction thereof; or (e) as required by Good Utility Practice. Seller shall notify Buyer as soon as reasonably practicable of any such curtailment, reduction or interruption, it being understood that is may not be reasonably practicable to provide such notice in advance of such an event. Any such


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curtailment, reduction or interruption shall continue only for as long as reasonably necessary to deal with such emergency.

4.5 COMMUNICATIONS WITH ISO-NE AND NEPOOL. Seller shall be responsible for direct communications with ISO-NE or its satellite operator with regards to the hourly actual operation of each Facility. Seller shall be responsible for communications with Buyer regarding any and all directions received from the ISO-NE or its satellite operator. Buyer shall have sole responsibility for direct communications with ISO-NE regarding bidding and scheduling of each Facility. Seller will be responsible for communications with regulatory agencies associated with each Facility. Seller and Buyer shall maintain communications on a regular and ongoing basis. Seller and Buyer will coordinate any other communications with the ISO-NE and NEPOOL as appropriate.

                                  ARTICLE FIVE
                     OPERATION AND MAINTENANCE OF FACILITIES

5.1 OPERATION AND MAINTENANCE. Seller shall have sole responsibility for operation and maintenance of the Facilities (including making necessary and appropriate repairs and replacements) in accordance with Good Utility Practice and NEPOOL Standards. Seller shall also have sole responsibility for maintaining those licenses, permits, approvals and regulatory or governmental agency reporting requirements required of it, excluding any reporting requirements of Buyer with respect to Buyer's activities.

5.2 GENERATION QUALIFICATION. Seller shall have sole responsibility for the qualification of each Facility with the ISO-NE as a generation resource in New England and compliance with applicable NEPOOL Standards.


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5.3      MAINTENANCE SCHEDULES. Seller has developed annual schedules of expected maintenance outages of the Facilities for the Initial Period, which may be modified only by mutual consent of the Parties. For any Renewal Period, Seller shall develop an annual schedule of expected maintenance outages of the Facilities on a schedule that satisfies the planning and operating requirements for both Parties. The schedule shall include, for each Facility, estimated times of operation, amounts of energy production, number of anticipated outages and reductions of output and the reasons therefor, and the start dates and duration of scheduled maintenance, including a specification of maintenance requiring shutdown or reduction in output of any Facility. Buyer may request Seller to revise its schedule for the timing and duration of scheduled maintenance outages or reduction of output of any Facility to accommodate the reasonable requirements of Buyer. Subject to Good Utility Practice, Seller shall attempt to schedule maintenance consistent with satisfying Buyer's reasonable requirements for Energy and Ancillary Services from each Facility. Seller may change its maintenance schedule with respect to the timing and duration of any scheduled maintenance outage or reduction of output of any Facility as required to satisfy Good Utility Practice, with consent of Buyer.

5.4 COMMUNICATIONS. Seller will provide any and all information related to the operation and maintenance of each Facility to Buyer as soon as practicable, including but not limited to all maintenance schedules, operating parameters of each Facility, change in equipment status and all events affecting the status or level of operation of each Facility. Seller or its Operating Agent shall maintain communications with Buyer on an on-going basis.

5.5 MODIFICATIONS TO FACILITIES. Seller shall provide nine (9) months advance notice in writing to Buyer of any relocation or modification of any facilities associated with the Facilities in order to accommodate other


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generating units at the Facilities, or to make any other use of such facilities.
In no event shall such relocation, modifications, or changes in use result in any increase in costs to Buyer under this Agreement. Seller shall consult with Buyer concerning any outages of Facilities used by Buyer which may result from such relocation, modifications, and changes, and Seller shall consider the effect upon Buyer when such outages are scheduled.

5.6 CAPITAL ADDITIONS. Seller and Buyer shall consult with each other regarding the need for capital additions to the Facilities. Buyer may request such capital additions to increase the Facilities' efficiency or capability, but such modifications will be in the sole discretion of Seller. For any mutually agreed upon capital addition, the Parties will discuss and agree upon amendments to this Agreement reflecting changed terms, conditions or price.

5.7 DESTRUCTION, DAMAGE, CONDEMNATION OF FACILITY. In the event that a substantial portion of a Facility is destroyed, damaged, or condemned and Seller is therefore unable to supply some or all of its Products from the Facility: (1) Seller may elect to repair, restore or reconstruct such Facility to its former character and use, or to such character and use as Seller may then determine to be appropriate, or (2) Seller may elect not to repair, restore or reconstruct such Facility (and subsequently may elect to retire such Facility from service pursuant to Section 5.8 hereof). Although the sole responsibility and authority for making any election regarding repair, restoration or reconstruction shall rest with Seller, Seller shall consult with Buyer concerning such repair, restoration or reconstruction; provided, however, that any such consultation shall not be allowed to delay any work on such Facility or affect the sole discretion of Seller in making any such election.

         In the event such Facility cannot, using Good Utility Practice, be repaired, restored or reconstructed to supply Products, then Buyer shall have the option to suspend payment for such Facility after a thirty (30) day


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consecutive period of non-operation due to such destruction, damage or condemnation. When the Facility returns to service, Buyer shall resume payment for the Products of such Facility in the first month following the resumption to service; provided, however that upon sixty (60) days prior written notice by Buyer to Seller during a period when the Facility is non-operable due to such destruction, damage or condemnation, Buyer has the option to permanently suspend payment for said Facility if the Facility does not or will not return to service by the ninety-first (91) day from such destruction, damage or condemnation.

5.8 WITHDRAWAL OR RETIREMENT OF FACILITY FROM SERVICE. Except as expressly provided, this Agreement shall not be interpreted to restrict or limit Seller's right at any time and for any reason to take any of the following actions in regard to the Facilities:

         a.       To remove a Facility from service.
         b. To maintain a Facility in an out-of-service condition for any period of time.
         c. To restore a Facility to service after the Facility has been removed from service.
         d.       To retire a Facility permanently.
         e. To totally or partially demolish, remove and/or dispose of a Facility if and when it is no longer in service.

         Although Seller retains the sole authority for making such decisions relative to the Facilities, to the extent practicable, Seller shall consult with Buyer and provide six (6) months' advance notice to Buyer prior to taking the actions listed in b., d. or e. above. In the event that Seller takes such action as provided in this Section, Seller shall reduce the Price to Buyer charged under this Agreement for such Facility accordingly.


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5.9      INSURANCE. Seller shall maintain liability and property insurance coverage with respect to its ownership of the Facility, and the operation and maintenance of the Facility, which insurance shall afford appropriate protection for the interest of all Parties against those insurable hazards and risks covered pursuant to Good Utility Practice. Seller shall have the right to use insurance proceeds to repair, restore or reconstruct the Facility in accordance with Article 5.

5.10 METERING. All energy delivered by Seller to Buyer from a Facility under this Agreement shall be metered at meter installations or telemetry equipment provided, installed, owned and maintained by Seller or its designee. Such meters and telemetry equipment shall be maintained and operated in accordance with Good Utility Practice, as necessary to satisfy any billing requirements for the Products delivered to Buyer under this Agreement and any metering, billing and settlement requirements of ISO-NE. Seller shall be responsible for reading and testing of meters and telemetry equipment at least once a year, and shall promptly correct any metering inaccuracy from each Facility, and adjust the next forthcoming statement with a credit or charge as appropriate so far as can be reasonably ascertained, but no further back than twelve months prior to the date of the discovery of such meter inaccuracy. Seller shall provide Buyer with such access as is reasonably required by Buyer to read any telemetry equipment.

5.11 INCENTIVE PAYMENT. Prior to the beginning of the Initial Period, and at least thirty (30) days prior to each calendar year thereafter, the Operating Committee shall meet to set the parameters of and goals for the Facilities' performance for purposes of calculating the following year's Incentive Payment. Within thirty (30) days after each calendar year, or such other time period as agreed upon by the Parties, the Operating Committee shall calculate the Incentive Payment for the previous year's performance of the Facilities. The Incentive Payment for each calendar year made by Buyer to


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Seller shall be no greater than $2.5 million, and the credit by Seller to Buyer under the Incentive Payment shall be no greater than $1.25 million, and shall be the amount actually paid by Seller to its Operating Agent (or, in the case of a credit, the amount actually paid by the Operating Agent to Seller), pursuant to the terms of the incentive payment set forth in an operations and maintenance agreement between the Seller and its Operating Agent. Any Incentive Payment shall be made or credited by the appropriate Party within sixty (60) days after the end of the calendar year. Seller will calculate the Incentive Payment as a charge or credit to Buyer on the appropriate month's statement.

                                   ARTICLE SIX
                            TOLLING RESPONSIBILITIES

6.1 NORTHFIELD AND ROCKY RIVER FACILITIES. Buyer shall have sole responsibility for the Pumping Costs associated with the Northfield Facility and the Rocky River Facility. Buyer shall communicate to Seller all pumping scheduling information in a manner consistent with the timing requirements of the ISO-NE and NEPOOL. Upon termination of this Agreement in accordance with its terms, the Parties shall true-up the value to each Party associated with the difference between the inventory of pondage at the commencement of the Term of the Delivery Period and upon termination of this Agreement.

6.2 TUNNEL JET FUEL. Buyer shall supply and deliver to Seller the quantity of jet fuel required to operate the Tunnel Jet Facility at the inlet flange of the above-ground jet fuel oil storage tank ("Fuel Delivery Point"), as specified by Seller. Buyer shall be responsible for the costs of such fuel, as well as for arranging and paying for the transportation of such fuel to the Fuel Delivery Point. Buyer and Seller shall coordinate the schedule of such fuel deliveries to provide for the efficient and reliable acquisition and delivery


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of Tunnel Jet fossil fuel requirements. Upon termination of this Agreement in accordance with its terms, the Parties shall true-up the value to each Party associated with the difference between the inventory of fuel at the commencement of the Term of the Delivery Period and upon termination of this Agreement.

                                  ARTICLE SEVEN
                              NEPOOL PARTICIPATION

7.1 PARTICIPANT STATUS. While Seller remains a NEPOOL Participant during the Term of this Agreement, Buyer shall (1) remain a NEPOOL Participant, or (2) make appropriate arrangements with an entity that is a NEPOOL Participant in order to account for Buyer's Entitlement Percentage, or (3) become a party to appropriate interchange arrangements with NEPOOL.

                                  ARTICLE EIGHT
                                  FORCE MAJEURE

8.1 FORCE MAJEURE DEFINITION. As used in this Agreement, "Force Majeure" means an event or circumstances which prevents one party from performing its obligations under this Agreement, which event or circumstances is not within the reasonable control of, and not caused by the negligence of, the Party claiming Force Majeure (the "Claiming Party"), and which, by the exercise of Good Utility Practice, the Claiming Party is unable to overcome or avoid or cause to be avoided. Consistent with the above, Force Majeure includes, without limitation, sabotage, strikes or other labor difficulties, riots or civil disturbance, acts of God, act of public enemy, drought, earthquake, flood, explosion, fire, lightening, landslide, or similarly cataclysmic occurrence, or appropriation or diversion of electricity by sale or binding order of any court or governmental authority having jurisdiction thereof (so long as the Claiming Party has not applied for or assisted in the application for such Court or government action), or any other cause, whether of the kind herein enumerated, or otherwise. Force Majeure shall not include (i) the loss of Buyer's markets; or (ii) Buyer's inability economically to use or resell the Product purchased hereunder. The settlement of strikes, walkouts, lockouts, and other labor disputes shall be entirely within the discretion of the Party involved, and such Party may make settlement at such time and on such terms and conditions as it may deem to be advisable; provided, however, that Seller shall use all reasonable efforts to keep the Facilities operational during such labor disputes or strikes. Interruption by a Transmission Provider shall not be deemed to be an event of Force Majeure unless (i) the Party contracting with such Transmission Provider shall have made arrangements with such Transmission Provider for the firm transmission, as defined under the Transmission Provider's tariff, of the Product to be delivered or received hereunder and (ii) such interruption is due to "force majeure" or "uncontrollable force" or a similar term as defined under the Transmission Provider's tariff.

8.2 EFFECTS OF FORCE MAJEURE. If either Party to this Agreement is rendered wholly or partly unable to perform its obligations hereunder because of Force Majeure as defined above, that Party shall be excused from whatever performance is affected by the Force Majeure to the extent so affected, provided that:
         (a) the non-performing Party promptly, but in no case longer than three (3) Business Days after the occurrence of the Force Majeure, gives the other Party written notice describing the particulars of the occurrence;
         (b) the suspension of performance shall be of no greater scope and of no longer duration than is reasonably required by the Force Majeure; and

         (c) the non-performing Party uses due diligence to remedy its inability to perform.

In the event of a Force Majeure, Buyer is not excused from making payment for those Products received under this Agreement from the Facilities, except as expressly provided in Section 5.7 as to a particular Facility affected by the Force Majeure.

                                  ARTICLE NINE
                           EVENTS OF DEFAULT; REMEDIES

9.1 EVENTS OF DEFAULT. An "Event of Default" shall mean, with respect to a Party, which shall include Northeast Utilities in the case of the Buyer, ("Defaulting Party"), the occurrence of any of the following:

         (a) the failure to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within three (3) Business Days after written notice of such failure is given by the other Party;

         (b) any representation or warranty made by the Defaulting Party herein (or, in the case of Northeast Utilities, the NU Guaranty) shall be false or misleading in any material respect when made or when deemed to be repeated;

         (c) the failure of a Party to perform any other material covenant set forth in this Agreement, or the failure of Northeast Utilities to perform any material covenant set forth in the NU Guaranty, and such failure is not cured within forty-five (45) Business Days after written notice of such failure is given by the other Party;

         (d) a Party (or, in the case of Buyer, Northeast Utilities) shall be Bankrupt;

         (e) a Party or any guarantor of such Party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all of its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer, the resulting, surviving or transferee entity fails to assume all the obligations of such Party to which it or its predecessor was a party by operation of law and pursuant to an agreement reasonably satisfactory to the other Party.

         (f) any provision of the NU Guaranty shall cease to be valid and binding on or enforceable against Northeast Utilities, or Northeast Utilities shall so state in writing.

9.2 DECLARATION OF AN EARLY TERMINATION. After the occurrence and during the continuance of an Event of Default, with respect to a Defaulting Party, the other Party (the "Non-Defaulting Party") shall have the right, but not the obligation, to designate a day, no earlier than the day such notice is effective and no later than 30 days after such notice is effective as an early termination date ("Early Termination Date") to terminate this Agreement, provided, however, that the Buyer shall not terminate this Agreement if the Defaulting Party is the Seller and the Seller is continuing to produce, sell and deliver the Products to Buyer, including, without limitation, in the case of a bankruptcy of Seller.

9.3 SUSPENSION OF PERFORMANCE. Notwithstanding any other provision of this Agreement, after the occurrence of an Event of Default specified in Section 9.1, or an event which, with the giving of notice or the passage of time or both, would constitute an Event of Default, the Non-Defaulting Party shall have the right (1) to suspend performance under this Agreement; provided, however, that the Buyer shall not suspend performance under this Agreement if the Defaulting Party is the Seller and the Seller is continuing to produce, sell and deliver the Products to Buyer; (2) to take such commercially reasonable steps as appropriate to protect such Party's interests, and (3) to exercise any remedy available at law or in equity.

                                   ARTICLE TEN
                                     PAYMENT

10.1 PAYMENT. Except as otherwise provided herein in Sections 5.7 and 5.8, in exchange for the Buyer's Entitlement, Buyer shall pay to Seller each month of the Term, the amount calculated in accordance with Schedule 2 hereto, and Buyer shall pay to Seller annually during the Term, or Seller shall credit Buyer, as appropriate, the Incentive Payment described in Section 5.11. In addition, Buyer shall reimburse Seller for all costs of Station Service charged to Seller.

10.2 BILLING PERIOD. Unless otherwise specifically agreed upon by the Parties, the calendar month shall be the standard period for all payments under this Agreement.

10.3 BILLING AND PAYMENTS. As soon as practicable after the end of each month, Seller shall provide Buyer with a statement for the payment obligations, if any, incurred hereunder during the preceding month, prorated as necessary. Such statement shall be due and payable, in accordance with Seller's instructions, on or before the later of the twentieth (20th) day of each month, or ten (10) days after receipt of such statement ("Due Date"). The Buyer will make payments by wire transfer, or by other mutually agreeable method(s), to the account designated by the Seller. In the event that, for any month, Seller's credit to Buyer exceeds Buyer's payment to Seller, Seller shall apply such credit plus interest accrued thereon against Buyer's next following statement. Any amounts, both principal and interest, not paid by the Due Date will be deemed delinquent and will accrue interest at the Interest Rate, such interest to be calculated from the Due Date to the date the unpaid amount is paid in full.

10.4. DISPUTES AND ADJUSTMENTS OF STATEMENTS. A Party may, in good faith, challenge the correctness of any statement rendered under the Agreement or adjust any statement for any arithmetic or computational error within twelve
(12) months of the date the statement was rendered. In the event a statement or portion thereof, or any other claim or adjustment arising hereunder, is challenged, payment of the statement in full shall be made when due, with notice of the objection as to the disputed portion given to the other Party at the same time. Any billing challenge or billing adjustment shall be in writing and shall state the specific basis for the challenge or adjustment. If it is determined that an adjustment to the statement is appropriate, then such payment shall be made within two (2) Business Days of such determination along with interest accrued at the Interest Rate from the Due Date until the date paid. Inadvertent overpayments shall be returned by Seller upon request or deducted by Seller, at Seller's option, from subsequent payments, with interest accrued at the Interest Rate from the date of such overpayment until the date repaid or deducted by Seller. A statement rendered under the Agreement shall be binding unless challenged in accordance with this Section 10.4 within twelve (12) months after the statement is rendered or any specific adjustment to the statement made by such Party prior to such time.

                                 ARTICLE ELEVEN
                          LIABILITY AND INDEMNIFICATION

11.1 LIMITATION OF REMEDIES, LIABILITY AND DAMAGES. The Parties confirm that the express remedies provided in this Agreement satisfy the essential purposes hereof. For breach of any provision for which an express remedy is provided in this Agreement, such express remedy shall be the sole and exclusive remedy, the obligor's liability shall be limited as set forth in such provision and all other remedies or damages at law or in equity are waived. If no remedy or measure of damages is expressly provided herein, the obligor's liability shall be limited to direct actual damages only, such direct actual damages shall be the sole and exclusive remedy and all other remedies or damages at law or in equity are waived. Unless expressly herein provided, neither Party shall be liable for consequential, incidental, punitive, exemplary or indirect damages, lost profits or other business interruption damages, by statute, in tort or contract, under any indemnity provision or otherwise.

11.2 LIABILITY OF THE PARTIES. This Agreement shall not be interpreted to result in any responsibility by Seller to Buyer in tort, contract, or otherwise, for any damages which may result from the non-negligent or non-intentional interruption or failure of service or deficiencies in the quality or quantity of service hereunder. It is the intent of the Parties that Buyer shall assume the risks of interruption, failure or deficiency in quality or quantity of service to the same extent as if Buyer were itself operating the Facility, employing Good Utility Practice, for the purpose of supplying itself with electricity.

11.3     LIABILITY FOR THIRD PARTY CLAIMS.
(a) Seller shall be liable for all damages, losses, claims, demands, suits, judgments, recoveries, liabilities, costs and expenses (including court costs and reasonable attorneys' fees) asserted by third parties resulting from the operation and maintenance of the Facilities, storage and handling of fuels and/or from Seller's or Seller's Operating Agent's failure to perform its obligations under this Agreement. Seller shall indemnify and save harmless

Buyer and its officers, directors, employees, agents or representatives from any such damages losses, claims, demands, suits, judgments, recoveries, costs and expenses, except to the extent that any such damages, losses, claims, demands, suits, judgments, recoveries, costs and expenses result in whole or in part from the gross negligence or willful misconduct of Buyer.

(b) Buyer shall be liable for all damages, losses, claims, demands, suits, judgments, recoveries, liabilities, costs and expenses (including court costs and reasonable attorneys' fees) asserted by third parties resulting from its failure to perform its obligations under this Agreement. Buyer shall indemnify and save harmless Seller and its officers, directors, employees, agents or representatives from any such damages losses, claims, demands, suits, judgments, recoveries, costs and expenses, except to the extent that any such damages, losses, claims, demands, suits, judgments, recoveries, costs and expenses result in whole or in part from the gross negligence or willful misconduct of Seller.

(c) For purposes of the indemnification provisions of Sections 11.3 (a) and (b), the phrase "damages, losses, claims, demands, suits, judgments, recoveries, liabilities, costs and expenses": shall include any penalties or charges imposed by ISO-NE on an indemnified Party as a sanction for violation of such Party's applicable obligations, to the extent such imposition of penalties or charges arise out of the fraud, negligence, or willful misconduct of, or the violation of any NEPOOL Standards (including NEPOOL Market Rules) by, the indemnifying Party relating to Products delivered by Seller to Buyer hereunder.

                                 ARTICLE TWELVE
                               DISPUTE RESOLUTION

12.1 STEP NEGOTIATION. In the event of a dispute regarding this Agreement, the Parties shall attempt, in good faith, to resolve the dispute amicably and promptly by appointing a senior executive of each Party to attempt to mutually agree upon a resolution. Either Party may give the other Party written notice of any dispute or claim. Within ten (10) days after delivery of said notice, the executives will meet at a mutually acceptable time and place and thereafter as often as they reasonably deem necessary to exchange information and attempt to resolve the dispute or claim within thirty (30) days. If the two senior executives cannot reach a resolution, the dispute may be set for arbitration as defined herein; provided, however, any dispute which lies within the exclusive jurisdiction of the FERC shall not be submitted to arbitration.

12.2 ARBITRATION. If the senior executives of the Parties are unable to resolve the dispute, and adjudication of the dispute is not within the exclusive jurisdiction of the FERC, the dispute may be submitted upon request of either Party to binding arbitration by one arbitrator who has not previously been employed by either Party, and does not have a direct or indirect interest in either Party or the subject matter of the arbitration. Such arbitrator shall either be as mutually agreed by the Parties within thirty (30) days after written notice from either Party requesting arbitration, or failing agreement, shall be selected under the expedited rules of the American Arbitration Association (the "AAA") unless otherwise agreed by the Parties. Such arbitration shall be held in alternating locations of the home offices of the Parties or in any other mutually agreed upon location. The rules of the AAA shall apply to the extent not inconsistent with the rules herein specified. The judgment rendered by the arbitrator may be enforced in any court having jurisdiction of the subject matter and the Parties. All costs of the arbitration shall be paid equally by the Parties, unless the award shall specify a different division of the costs. Each Party shall be responsible for its own expenses, including attorney's fees. Both Parties shall be afforded adequate opportunity to present information in support of its position on the dispute being arbitrated. The arbitrator may also request additional information from the Parties.

12.3 ARBITRATION RULES. The arbitrator shall be bound by the terms of this Agreement and may not detract from or add to its terms. The Parties may by mutual agreement specify the rules that are to govern the arbitration proceedings and limit the matters to be considered. The findings and award of the arbitrator shall be final and conclusive and shall be binding upon the Parties, except as otherwise provided by law. Each Party agrees that it will not bring a lawsuit concerning any dispute covered by this arbitration provision. Any monetary award of the arbitrator may be enforced by the Party in whose favor such monetary award is made in any court of competent jurisdiction.

                                ARTICLE THIRTEEN
                                  MISCELLANEOUS

13.1 REPRESENTATIONS AND WARRANTIES On the Effective Date, each Party represents and warrants to the other Party that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (ii) it has all regulatory authorizations necessary for it to legally perform its obligations under this Agreement (including but not limited to FERC licensing requirements) and any other documentation relating to this Agreement to which it is a party, (iii) the execution, delivery and performance of this Agreement and any other documentation relating to this Agreement to which it is a party are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any law, rule, regulation, order or the like applicable to it, (iv) this Agreement and each other document executed and delivered in accordance with this Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, (v) there are no Bankruptcy Proceedings pending or being contemplated by it or, to its knowledge, threatened against it, (vi) there is not pending or, to its knowledge, threatened against it or any of its affiliates any legal proceedings that could materially adversely affect its ability to perform its obligations under this Agreement or any other document relating to this Agreement to which it is a party, (vii) no Event of Default or event which, absent a cure, with the giving of notice or lapse of time, or both, would constitute an Event of Default with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any other document relating to this Agreement, (viii) it is acting for its own account, has made its own independent decision to enter into this Agreement and as to whether it is appropriate or proper for it based upon its own judgment, is not relying upon the advice or recommendations of the other Party in so doing, and is capable of assessing the merits of and understanding, and understands and accepts, the terms, conditions and risks of this Agreement, and the material economic terms hereof were subject to individual negotiation by the Parties; (ix) it is a producer, processor, commercial user or merchant trading electricity, and it is entering into this Agreement for purposes related to its business as such; (x) and it has entered into this Agreement in connection with the conduct of its business and it has the capacity or ability to make or take delivery of the Products specified herein.

13.2 ASSIGNMENT. Neither Party shall assign this Agreement or its rights or obligations hereunder without the prior written consent of the other Party (such consent not to be unreasonably withheld); except that (a) Seller may, without the consent of Buyer (and without relieving itself from liability hereunder),
(i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign this Agreement to an affiliate of such Party in the same holding company system of the transferring or assigning Party, or (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets of such Party; and
(b) Buyer may, without the consent of Seller (and without relieving itself from liability hereunder), (i) transfer or assign this Agreement to an affiliate or subsidiary of Consolidated Edison, Inc. in the same holding company system of the Buyer, or (ii) transfer or assign this Agreement to Consolidated Edison, Inc., its affiliate or subsidiary that succeeds to all or substantially all of the assets of the Buyer; provided, however, that in each such case, any such assignee shall agree in writing to be bound by the terms and conditions hereof. Any Party's transfer or assignment in violation of this section shall be void.

13.3 CHOICE OF LAW AND JURISDICTION. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each Party waives its respective right to any jury trial with respect to any litigation arising under or in connection with this Agreement.

13.4 APPLICABLE LAWS, REGULATIONS, ORDERS, APPROVALS AND PERMITS. This Agreement is made subject to all existing or future applicable federal, state, and local laws and to all existing or future duly promulgated orders or other duly authorized actions of governmental authorities having jurisdiction over the matters contained in this Agreement. Seller's obligation to provide the Products hereunder is subject to the condition that all requisite governmental and regulatory approvals for the provision of such service will have been obtained.

13.5 NOTICES. All notices, requests, statements, or payments required to be made under this Agreement shall be made as specified below. Notices required to be in writing shall be delivered in person, by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close, in which case it shall be deemed received by the close of the next Business Day). Notice by overnight mail or courier shall be deemed to have been received the next Business Day after it was sent. A Party may change its addresses by providing notice of same in accordance herewith:

TO SELLER:

NOTICES & CORRESPONDENCE:                    PAYMENTS:
------------------------                     --------
John J. Roman                                For Wire Transfers:
Vice President and Controller                Fleet National Bank
Northeast Generation Company                 One Federal Street
107 Selden Street                            Boston, MA  02110
Berlin, CT  06037                            ABA # 011500010
Tel:  (860) 665-2973                         For Northeast Generation
Fax: (860) 665-2807                               Company
                                             Account # [            ]

STATEMENTS:
----------
Northeast Utilities Service Company
107 Selden Street
Berlin, CT  06037
Attn:  Manager - Wholesale Power Contracts


TO BUYER:

NOTICES & CORRESPONDENCE:                    PAYMENTS:
------------------------                     --------
Frank P. Sabatino                            For Wire Transfers:
Senior Vice President - Power Marketing      Fleet National Bank
Select Energy, Inc.                          One Federal Street

107 Selden Street                            Boston, MA  02110
Berlin, CT  06037                            ABA # 011500010
Tel:  (860) 665-5227                         For Select Energy, Inc.
Fax: (860) 665-5023                          Account #  [            ]

STATEMENTS:
----------
Northeast Utilities Service Company
107 Selden Street
Berlin, CT  06037
Attn:  Manager - Wholesale Power Contracts

13.6 ENTIRE AGREEMENT AND AMENDMENTS. This Agreement (including the Schedules hereto) constitute the entire agreement between the Parties relating to the subject matter contemplated by this Agreement, and upon execution, supersedes the "Select Energy, Inc. and NGC Forward Power Purchase and Sales Agreement" dated as of October 28, 1999. This Agreement shall be considered for all purposes as prepared through the joint efforts of the parties and shall not be construed against one party or the other as a result of the preparation, substitution, submission or other event of negotiation, drafting or execution hereof. No amendment or modification to this Agreement shall be enforceable unless reduced to writing and executed by both Parties.

13.7 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the Parties and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to either Party, nor to give any third persons any right of subrogation or action against either Party.

13.8 WAIVERS. The failure of either Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of a Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

13.9 PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, and any provision declared or rendered unlawful by any applicable court of law or regulatory agency or deemed unlawful because of a statutory change will not otherwise affect the remaining lawful obligations that arise under this Agreement, unless such a construction of the remainder of the Agreement would be unreasonable or deprive a Party of a material benefit under this Agreement. In such event, the Parties shall seek to amend this Agreement to remove the invalid provision and otherwise provide the benefit unless prohibited by law.

13.10 SURVIVING RIGHTS. All indemnity and audit rights shall survive the termination of this Agreement for twelve (12) months.

13.11 ACCOUNTS AND RECORDS. Each Party shall maintain such records of its operations under this Agreement as shall be required for reasonable business purposes and to satisfy their contractual requirements to others. Each Party has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If requested, a Party shall provide to the other Party statements evidencing the Quantity. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be made promptly and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of twelve (12) months from the rendition thereof.

13.12 CHANGES TO THE AGREEMENT . This Agreement shall be changed solely by written amendment executed by both Parties. It is the intent of the Parties that this Agreement shall not be subject to change pursuant to Section 206 of the Federal Power Act except where the Commission determines pursuant to Section 206 that such change is required by the public interest.

13.13 INDEPENDENT CONTRACTORS. The Parties are independent contractors. Except as otherwise specified in this Agreement, nothing contained herein shall be deemed to create association, joint venture, partnership or principal/agent relationship) between the Parties hereto or impose any partnership obligation or liability on either Party, and neither Party shall have any right, power or authority to enter into any agreement or commitment, act on behalf of or otherwise bind the other Party in any way.

                                ARTICLE FOURTEEN
                               OPERATING COMMITTEE

14.1 ESTABLISHMENT. The Parties agree to establish an Operating Committee consisting of one (1) representative of each Party and one representative of the Seller's Operating Agent, if one has been designated. The Operating Committee shall act only by unanimous agreement or consent of the Parties, without vote by the Operating Agent. Each Party shall designate its respective representative to the Operating Committee, plus an alternate, by written notice delivered in accordance with Section 13.5. Each Party's representative on the Operating Committee is authorized to act on behalf of such Party with respect to any matter arising under this Agreement.

14.2 GUIDELINES. The Operating Committee shall develop and implement suitable operating, maintenance, outage and capability reporting, accounting, and record-keeping policies and procedures to coordinate and facilitate the activities of the Parties with respect to the performance of their duties and obligations hereunder, including the parameters for the development of an annual Incentive Payment, as further described in Section 5.11. The Operating Committee shall not, however, have any authority to modify or otherwise alter the rights and obligations of the Parties under this Agreement.



         [THIS PORTION OF THE PAGE IS LEFT INTENTIONALLY BLANK FOR SIGNATURES TO APPEAR ON FOLLOWING PAGE.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

NORTHEAST GENERATION COMPANY                 SELECT ENERGY, INC.

By:      _____________________________       By: _______________________
Name:     John J. Roman                      Name:  Frank P. Sabatino
Title:    Vice President and Controller     Title:  Senior Vice President -
                                                        Power Marketing

                                   SCHEDULE 1
                                    YEAR 2000

-----------------------------------------------------------------------------------------------------------------------------------
                                            PRICE           PRICE                            DELIVERY POINT
           FACILITIES                      ($/MWH)       ($/kW-YEAR)                        (PTF SUBSTATION)
-----------------------------------------------------------------------------------------------------------------------------------
 HOUSATONIC HYDROELECTRIC SYSTEM
        Falls Village 1-3                   32.50             8.88        CL&P PTF (69-kV bus at Falls Village 9A substation)
         Rocky River 1-3                    32.50             8.88          CL&P PTF (115-kV bus at Rocky River substation)
        Bulls Bridge 1-6                    32.50             8.88        CL&P PTF (115-kV bus at Rocky River 12Y substation)
             Shepaug                        32.50             8.88   CL&P PTF (115-kV line tap structures outside of Stony Hill 48C substation In Brookfield, CT)
          Stevenson 1-4                     32.50             8.88         CL&P PTF (115-kV bus at Stevenson 14A substation)
        Roberstville 1-2                    32.50             8.88         CL&P PTF (115-kV bus at Campville 14R substation)
             Bantam                         32.50             8.88         CL&P PTF (115-kV bus at Campville 14R substation)
  EASTERN HYDROELECTRIC SYSTEM
           Tunnel 1-2                       32.50             8.88           CL&P PTF (115-kV bus at Tunnel 12S substation)
          Taftville 1-5                     32.50             8.88           CL&P PTF (115-kV bus at Tunnel 12S substation)
            Scotland                        32.50             8.88    CL&P PTF (115-kV bus at Card 11F or Tunnel 12S substations)
           Tunnel ICU                        0.00            36.50           CL&P PTF (115-kV bus at Tunnel 12S substation)
NORTHFIELD MOUNTAIN HYDROELECTRIC
             SYSTEM
      Northfield Mt. Unit 1                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 2                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 3                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 4                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
            Cabot 1-6                       32.50             8.88         WMECo PTF (115-kV bus at Montague 21C substation)
    Turners Falls # 1-3, 5,7                32.50             8.88         WMECo PTF (115-kV bus at Montague 21C substation)

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

                                   SCHEDULE 1
                                    YEAR 2001

-----------------------------------------------------------------------------------------------------------------------------------
                                            PRICE           PRICE                            DELIVERY POINT
           FACILITIES                      ($/MWH)       ($/kW-YEAR)                        (PTF SUBSTATION)
-----------------------------------------------------------------------------------------------------------------------------------
 HOUSATONIC HYDROELECTRIC SYSTEM
        Falls Village 1-3                   33.10            14.76        CL&P PTF (69-kV bus at Falls Village 9A substation)
         Rocky River 1-3                    33.10            14.76          CL&P PTF (115-kV bus at Rocky River substation)
        Bulls Bridge 1-6                    33.10            14.76        CL&P PTF (115-kV bus at Rocky River 12Y substation)
             Shepaug                        33.10            14.76   CL&P PTF (115-kV line tap structures outside of Stony Hill 48C substation In Brookfield, CT)
          Stevenson 1-4                     33.10            14.76         CL&P PTF (115-kV bus at Stevenson 14A substation)
        Roberstville 1-2                    33.10            14.76         CL&P PTF (115-kV bus at Campville 14R substation)
             Bantam                         33.10            14.76         CL&P PTF (115-kV bus at Campville 14R substation)
  EASTERN HYDROELECTRIC SYSTEM
           Tunnel 1-2                       33.10            14.76           CL&P PTF (115-kV bus at Tunnel 12S substation)
          Taftville 1-5                     33.10            14.76           CL&P PTF (115-kV bus at Tunnel 12S substation)
            Scotland                        33.10            14.76    CL&P PTF (115-kV bus at Card 11F or Tunnel 12S substations)
           Tunnel ICU                        0.00            42.50           CL&P PTF (115-kV bus at Tunnel 12S substation)
NORTHFIELD MOUNTAIN HYDROELECTRIC
             SYSTEM
      Northfield Mt. Unit 1                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 2                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 3                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 4                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
            Cabot 1-6                       33.10            14.76         WMECo PTF (115-kV bus at Montague 21C substation)
    Turners Falls # 1-3, 5,7                33.10            14.76         WMECo PTF (115-kV bus at Montague 21C substation)

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

                                   SCHEDULE 1
                                    YEAR 2002

-----------------------------------------------------------------------------------------------------------------------------------
                                            PRICE           PRICE                                DELIVERY POINT
           FACILITIES                      ($/MWH)       ($/kW-YEAR)                            (PTF SUBSTATION)
-----------------------------------------------------------------------------------------------------------------------------------
 HOUSATONIC HYDROELECTRIC SYSTEM
        Falls Village 1-3                   34.10            21.12        CL&P PTF (69-kV bus at Falls Village 9A substation)
         Rocky River 1-3                    34.10            21.12          CL&P PTF (115-kV bus at Rocky River substation)
        Bulls Bridge 1-6                    34.10            21.12        CL&P PTF (115-kV bus at Rocky River 12Y substation)
             Shepaug                        34.10            21.12   CL&P PTF (115-kV line tap structures outside of Stony Hill 48C substation In Brookfield, CT)
          Stevenson 1-4                     34.10            21.12         CL&P PTF (115-kV bus at Stevenson 14A substation)
        Roberstville 1-2                    34.10            21.12         CL&P PTF (115-kV bus at Campville 14R substation)
             Bantam                         34.10            21.12         CL&P PTF (115-kV bus at Campville 14R substation)
  EASTERN HYDROELECTRIC SYSTEM
           Tunnel 1-2                       34.10            21.12           CL&P PTF (115-kV bus at Tunnel 12S substation)
          Taftville 1-5                     34.10            21.12           CL&P PTF (115-kV bus at Tunnel 12S substation)
            Scotland                        34.10            21.12    CL&P PTF (115-kV bus at Card 11F or Tunnel 12S substations)
           Tunnel ICU                        0.00            48.50           CL&P PTF (115-kV bus at Tunnel 12S substation)
NORTHFIELD MOUNTAIN HYDROELECTRIC
             SYSTEM
      Northfield Mt. Unit 1                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 2                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 3                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 4                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
            Cabot 1-6                       34.10            21.12         WMECo PTF (115-kV bus at Montague 21C substation)
    Turners Falls # 1-3, 5,7                34.10            21.12         WMECo PTF (115-kV bus at Montague 21C substation)

-----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 1
                                    YEAR 2003

-----------------------------------------------------------------------------------------------------------------------------------
                                            PRICE           PRICE                            DELIVERY POINT
           FACILITIES                      ($/MWH)       ($/kW-YEAR)                        (PTF SUBSTATION)
-----------------------------------------------------------------------------------------------------------------------------------
 HOUSATONIC HYDROELECTRIC SYSTEM
        Falls Village 1-3                   34.70            29.88        CL&P PTF (69-kV bus at Falls Village 9A substation)
         Rocky River 1-3                    34.70            29.88          CL&P PTF (115-kV bus at Rocky River substation)
        Bulls Bridge 1-6                    34.70            29.88        CL&P PTF (115-kV bus at Rocky River 12Y substation)
             Shepaug                        34.70            29.88   CL&P PTF (115-kV line tap structures outside of Stony Hill 48C substation In Brookfield, CT)
          Stevenson 1-4                     34.70            29.88         CL&P PTF (115-kV bus at Stevenson 14A substation)
        Roberstville 1-2                    34.70            29.88         CL&P PTF (115-kV bus at Campville 14R substation)
             Bantam                         34.70            29.88         CL&P PTF (115-kV bus at Campville 14R substation)
  EASTERN HYDROELECTRIC SYSTEM
           Tunnel 1-2                       34.70            29.88           CL&P PTF (115-kV bus at Tunnel 12S substation)
          Taftville 1-5                     34.70            29.88           CL&P PTF (115-kV bus at Tunnel 12S substation)
            Scotland                        34.70            29.88    CL&P PTF (115-kV bus at Card 11F or Tunnel 12S substations)
           Tunnel ICU                        0.00            56.50           CL&P PTF (115-kV bus at Tunnel 12S substation)
NORTHFIELD MOUNTAIN HYDROELECTRIC
             SYSTEM
      Northfield Mt. Unit 1                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 2                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 3                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 4                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
            Cabot 1-6                       34.70            29.88         WMECo PTF (115-kV bus at Montague 21C substation)
    Turners Falls # 1-3, 5,7                34.70            29.88         WMECo PTF (115-kV bus at Montague 21C substation)

-----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 1
                                    YEAR 2004

-----------------------------------------------------------------------------------------------------------------------------------
                                            PRICE           PRICE                            DELIVERY POINT
           FACILITIES                      ($/MWH)       ($/kW-YEAR)                        (PTF SUBSTATION)
-----------------------------------------------------------------------------------------------------------------------------------
 HOUSATONIC HYDROELECTRIC SYSTEM
        Falls Village 1-3                   34.70            29.88        CL&P PTF (69-kV bus at Falls Village 9A substation)
         Rocky River 1-3                    34.70            29.88          CL&P PTF (115-kV bus at Rocky River substation)
        Bulls Bridge 1-6                    34.70            29.88        CL&P PTF (115-kV bus at Rocky River 12Y substation)
             Shepaug                        34.70            29.88   CL&P PTF (115-kV line tap structures outside of Stony Hill 48C substation In Brookfield, CT)
          Stevenson 1-4                     34.70            29.88         CL&P PTF (115-kV bus at Stevenson 14A substation)
        Roberstville 1-2                    34.70            29.88         CL&P PTF (115-kV bus at Campville 14R substation)
             Bantam                         34.70            29.88         CL&P PTF (115-kV bus at Campville 14R substation)
  EASTERN HYDROELECTRIC SYSTEM
           Tunnel 1-2                       34.70            29.88           CL&P PTF (115-kV bus at Tunnel 12S substation)
          Taftville 1-5                     34.70            29.88           CL&P PTF (115-kV bus at Tunnel 12S substation)
            Scotland                        34.70            29.88    CL&P PTF (115-kV bus at Card 11F or Tunnel 12S substations)
           Tunnel ICU                        0.00            56.50           CL&P PTF (115-kV bus at Tunnel 12S substation)
NORTHFIELD MOUNTAIN HYDROELECTRIC
             SYSTEM
      Northfield Mt. Unit 1                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 2                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 3                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 4                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
            Cabot 1-6                       34.70            29.88         WMECo PTF (115-kV bus at Montague 21C substation)
    Turners Falls # 1-3, 5,7                34.70            29.88         WMECo PTF (115-kV bus at Montague 21C substation)

-----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 1
                                    YEAR 2005

-----------------------------------------------------------------------------------------------------------------------------------
                                            PRICE           PRICE                            DELIVERY POINT
           FACILITIES                      ($/MWH)       ($/kW-YEAR)                        (PTF SUBSTATION)
-----------------------------------------------------------------------------------------------------------------------------------
 HOUSATONIC HYDROELECTRIC SYSTEM
        Falls Village 1-3                   34.70            29.88        CL&P PTF (69-kV bus at Falls Village 9A substation)
         Rocky River 1-3                    34.70            29.88          CL&P PTF (115-kV bus at Rocky River substation)
        Bulls Bridge 1-6                    34.70            29.88        CL&P PTF (115-kV bus at Rocky River 12Y substation)
             Shepaug                        34.70            29.88   CL&P PTF (115-kV line tap structures outside of Stony Hill 48C substation In Brookfield, CT)
          Stevenson 1-4                     34.70            29.88         CL&P PTF (115-kV bus at Stevenson 14A substation)
        Roberstville 1-2                    34.70            29.88         CL&P PTF (115-kV bus at Campville 14R substation)
             Bantam                         34.70            29.88         CL&P PTF (115-kV bus at Campville 14R substation)
  EASTERN HYDROELECTRIC SYSTEM
           Tunnel 1-2                       34.70            29.88           CL&P PTF (115-kV bus at Tunnel 12S substation)
          Taftville 1-5                     34.70            29.88           CL&P PTF (115-kV bus at Tunnel 12S substation)
            Scotland                        34.70            29.88    CL&P PTF (115-kV bus at Card 11F or Tunnel 12S substations)
           Tunnel ICU                        0.00            56.50           CL&P PTF (115-kV bus at Tunnel 12S substation)
NORTHFIELD MOUNTAIN HYDROELECTRIC
             SYSTEM
      Northfield Mt. Unit 1                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 2                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 3                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
      Northfield Mt. Unit 4                  0.00           103.70    WMECo PTF (345-kV bus at Northfield Mountain 16R Switchyard)
            Cabot 1-6                       34.70            29.88         WMECo PTF (115-kV bus at Montague 21C substation)
    Turners Falls # 1-3, 5,7                34.70            29.88         WMECo PTF (115-kV bus at Montague 21C substation)

-----------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2
                                     PAYMENT


In accordance with Article 10.1, Seller will render monthly invoices for services under this Agreement to Buyer and Buyer shall pay Seller based on the following formula, calculated by Facility:


Monthly Generation (MWH) as measured at the Metering Point multiplied by the $/MWH price specified in Schedule 1.

PLUS

The Seasonal Claimed Capability, or its equivalent, of a Facility (in kW) multiplied by the $/kW-year price specified in Schedule 1 divided by 12.